UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): January 24, 2018
TELENAV, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34720	77-0521800
(State or other jurisdiction of incorporation)	(Commission file Number)	(I.R.S. Employer Identification Number)

4655 Great America Parkway, Suite 300 Santa Clara, CA 95054
(Address of principal executive offices, including zip code)

(408) 245-3800
(Registrant's telephone number, including area code)
N/A (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On January 24, 2018, the Compensation Committee (“Committee”) of the Board of Directors (“Board”) of Telenav, Inc. (the “Company”) approved an amendment to the Company’s 2009 Equity Incentive Plan (the “Plan”). The amendment provides that 95% of future grants of stock options, restricted stock and stock appreciation rights awarded during any fiscal year of the Company must have a vesting period which provides that no stock options, restricted stock and stock appreciation rights shall vest until the one year anniversary of the grant date of such grants. Further, the Committee approved an amendment to the Company’s Stock Ownership Guidelines to provide for a portion (25% net) of any (i)  shares of the Company’s common stock issued pursuant to the exercise of stock options and stock appreciation rights that vest in the future, and (ii) shares pursuant to restricted stock that vest in the future, to be held by an executive officer of the Company or a non-employee director of the Board, as applicable, until the required ownership described in the Company’s Stock Ownership Guidelines applicable to him or her is met; provided, however, the sale of common stock issued pursuant to the exercise of stock options and stock appreciation rights or pursuant to restricted stock is permitted for the satisfaction of tax withholding obligations.
The 2009 Equity Incentive Plan, as amended, will be filed with the Company’s Quarterly Report for the fiscal quarter ending on March 31, 2018.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
 The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

8856198

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.
Date: January 31, 2018	By:	/s/ Lily M. Toy
Name: Lily M. Toy
Title: General Counsel and Secretary